UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 20, 2023

BioNexus Gene Lab Corp.
(Exact name of Company as specified in charter)

Wyoming	333-229399	35-2604830
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
Unit 02, Level 10, Tower B, Vertical Business Suite Bangsar South, 8 Jalan Kerinchi 59200 Kuala Lumpur Malaysia

(Address of Principal Executive Offices) (Zip code)

60 1221-26512

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2023, the Company filed an Article of Amendment to the Articles of Incorporation with the Wyoming Secretary of State to effect a reverse stock split of the outstanding shares of common stock, no par value, of the Company at a ratio of one-for-ten (10) (the “Reverse Stock Split”). Upon effectiveness of the Reverse Stock Split, every ten (10) outstanding shares of common stock will be combined into and automatically become one share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split and all such fractional shares or odd lots (less than 100 shares to any record or beneficial holder) issuable as a result of the Reverse Stock Split shall be rounded up to the nearest whole share. The authorized shares prior to and following the Reverse Stock Split will remain the same at 300,000,000 shares of common stock, no par value, and 30,000,000 shares of preferred stock, no par value. The Reverse Stock Split does not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

The Reverse Stock Split was approved and authorized by a majority of the Company’s stockholder on February 10, 2023 and by the Board of Directors of the Company on February 10, 2023.

On June 5, 2023, the Company filed an Article of Amendment to the Articles of Incorporation with the Wyoming Secretary of State to modify the ratio of the Reverse Stock Split from one-for-ten (10) to one-for-twelve (12) (the “Revised Reverse Stock Split”). Upon effectiveness of the Revised Reverse Stock Split, every twelve (12) outstanding shares of common stock will be combined into and automatically become one share of common stock. No fractional shares will be issued in connection with the Revised Reverse Stock Split and all such fractional shares or odd lots (less than 100 shares to any record or beneficial holder) issuable in the Revised Reverse Stock Split will be rounded up to the nearest whole share, or rounded up to 100 shares, respectively.

The Revised Reverse Stock Split was approved and authorized by a majority of the Company’s stockholder on May 8, 2023 and by the Board of Directors of the Company on May 8, 2023.

On July 19, 2023, the Financial Industry Regulatory Authority announced the Revised Reverse Stock Split.

On July 20, 2023, the Revised Reverse Stock Split went effective. The new CUSIP number following the Revised Reverse Stock Split is 090628207.

The foregoing description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Articles of Amendment which is filed as Exhibit 3.1 and 3.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Article of Amendment dated March 29, 2023
3.2	Article of Amendment dated June 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIONEXUS GENE LAB CORP

Date: July 20, 2023	By:	/s/ Sook Keng Yeoh
	Name:	Sook Keng Yeoh
	Title:	Chief Executive Officer and Director

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